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                                                            EXHIBIT 10.9

                            FEDERAL DATA CORPORATION


                              DEFERRED BASIC SALARY
                                 SUPPLEMENT PLAN


                                 TRUST AGREEMENT

                                 TRUST AGREEMENT

          THIS AGREEMENT, made this 27th day of December, 1994 by and among FEDERAL DATA CORPORATION, a Delaware corporation (the "Company") and CHARLES R. HANLEY, II, DANIEL YOUNG, HARRY MARREN, MARVIN HABER and PAUL TALTAVULL (each, individually, a "Trustee" and collectively, the "Trustees," which term shall include all additional and successor Trustees who may hereafter be appointed in accordance with the provisions hereof).

                              W I T N E S S E T H :

          WHEREAS, the Company has adopted and maintains the Federal Data Corporation Deferred Basic Salary Supplement Plan (the "Plan"); and

          WHEREAS, the Company has appointed the Trustees herein named; and

          WHEREAS, under the Plan, funds will be delivered to the Trustees, the same to be held as a trust fund for the benefit of persons who are Participants and Beneficiaries (as those terms are defined in the Plan); and

          WHEREAS, the Company desires the Trustees to hold and administer such money and other property as now and hereafter may constitute the Trust Fund, and the Trustees are willing to do so under the terms of this Agreement,

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, it is agreed by and between the Company and the Trustees as follows:

                                   ARTICLE I.

                           ESTABLISHMENT OF THE TRUST

          Sec. 1.01.     CORPUS OF THE TRUST. The Company hereby establishes
with the Trustees the trust consisting of such sums of money and property as shall from time to time be delivered or paid to the Trustees under the Plan, and such earnings, profits, increments, additions and appreciation thereto and thereon as may accrue from time to time. All such sums of money, all investments made therewith or proceeds thereof, and all earnings, profits, increments, appreciation and additions thereto and thereon, less the payments which shall have been made by the Trustees, as authorized herein to carry out the Plan, are referred to herein as the "Trust Fund."

          Sec 1.02. COLLECTION OF TRUST FUNDS. The Trustees shall not be responsible for the collection of any funds required by the Plan to be paid by the Company to the Trustees.

          Sec. 1.03.     DUTIES OF THE TRUSTEES.

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               (a)  INVESTMENT DUTIES. It shall be the duty of the Trustees to invest, to reinvest, to manage and to administer the Trust Fund for the exclusive benefit of the Participants and their respective Beneficiaries in accordance with the provisions of this Agreement.

               (b) BENEFIT PAYMENT DUTIES. It shall be the duty of the Trustees, on written direction of the Plan Administrator, to make payments out of the Trust Fund to such persons, in such manner, in such amounts, and for such purposes as may be specified in such written direction. The Trustees shall be under no liability for any payment made by it pursuant to such a direction.

               (c) ADMINISTRATIVE DUTIES. It shall be the duty of the Trustees to account for the assets of the Trust Fund as further set forth in this Agreement, and to apply the assets of the Trust Fund, to the extent necessary, to defray the reasonable administrative costs of the Plan and of the Trust established hereunder.

          Sec. 1.04.     GENERAL NON-REVERSION PROVISIONS.  Except as
hereinafter provided in Section 1.05, the Company shall not have any right, title, interest, claim or demand whatsoever in or to the Trust Fund held by the Trustees, other than the right to a proper application thereof and accounting therefor by the Trustees as provided herein, nor shall any assets of the Trust Fund revert to the Company.

          Sec. 1.05.     CORRECTIVE REFUNDS.  Nothing in this instrument shall
be construed to prevent any refund to the Company or to any Participant of any amount necessary to prevent or rectify a violation of an applicable statutory ceiling.

                                   ARTICLE II.

                          INVESTMENT OF THE TRUST FUND

          Sec. 2.01.     PRINCIPAL AND INCOME. The Trustees shall invest and
reinvest the principal and income of the Trust Fund and shall keep the same invested without distinction between principal and income, except, however, that regardless of the manner in which the Trust Fund is otherwise invested, the Trustees shall endeavor to retain in cash for distribution to Participants that portion of the current income of the Trust Fund the distribution of which is required pursuant to Section 8 . 01 (a) (1) of the Plan.

          Sec. 2.02.     INVESTMENT DIRECTION.  The selection, retention or
disposition of any investment of assets of the Trust Fund shall be determined by the Trustees, who shall have exclusive authority to manage and control the assets of the Trust Fund. The Trustees may receive investment suggestions from any Participant with respect to the Account of that Participant, but they shall not be bound by any such suggestion or suggestions. To the extent that they receive and attempt to honor any such suggestion, they shall be fully protected from all liability for having done so and shall be indemnified and held harmless by the Participant for losses experienced or gains not achieved by reason of the actions they take, attempt to take or forebear from taking in connection with any such suggestion.


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          Sec. 2.03.     POWERS OF THE TRUSTEES. The Trustees shall have the
following powers in addition to the powers customarily vested in trustees by law, and in no way in derogation thereof:

               (a) With any cash at any time held by them, to purchase or subscribe for any authorized investment, and to retain such authorized investment in the Trust Fund;

               (b) To retain uninvested all or any part of the Trust Fund and to deposit the same in an interest bearing account in any banking or savings institution;

               (c) To cause any investment in the Trust Fund to be registered in, or transferred into, their names as Trustees or the name of their nominee or nominees or to retain such investments unregistered or in form permitting transfer by delivery, but the books and records of the Trustees shall at all times show that all such investments are part of the Trust Fund, and the Trustees shall cause the indicia of ownership to be maintained within the jurisdiction of the district courts of the United states, except as may otherwise be permitted pursuant to regulations promulgated by the Secretary of Labor;

               (d) To do all acts which they may deem necessary or proper and to exercise any and all powers of the Trustees under this Agreement upon such terms and conditions as they may deem to be in the best interests of the Trust Fund;

               (e) To apply for, purchase, hold, transfer, pay premiums on, surrender, and exercise all incidents of ownership of any annuity contract; and

               (f) To invest in shares or units of any registered investment company the investments of which are limited to authorized investments (as defined herein).

          Sec. 2.04.     AUTHORIZED INVESTMENTS.  "Authorized Investments"' as
used in this Article shall mean only the following:

               (a) debt obligations of the United States government having a maturity not later than December 31, 2002 or one year from date of purchase, whichever is later;

               (b) debt obligations of any agency or instrumentality of the United States government or of a political subdivision of the United States if (1) such debt obligation is fully guaranteed as to repayment of principal and payment of interest by the government of the United States and (2) the maturity of such obligation is not later than the later of (A) December 31, 2002, or (B) one year from date of purchase;

               (c) such high grade obligations of domestic corporations in amounts having maturity dates corresponding to the amounts and dates described in (a) hereof, and having a rating published by Standard & Poor's Corporation of not less than AA or a rating published by Moody's Investors Service, Inc. of not less than Aa;

               (d) prime commercial paper issued by domestic corporations and having a rating published by Standard & Poor's Corporation of not less than A-2 or a rating published by Moody's Investors Service, Inc. of not less than prime-2 (P-2), and prime certificates of deposit issued by domestic or foreign banks or trust companies, each of which banks shall have a combined capital and surplus of at least $100,000,000, and which instruments mature in amounts and at dates corresponding to the maturation date schedule described in (a) hereof; and

               (e) guaranteed investment contracts or other annuity contracts issued by an underwriter licensed to do business in the State of Maryland and having a Best's rating not lower than A+ at the time of contract issuance, which contracts shall impose no penalty, back-end load, special administrative service fee, market value adjustment or other special charge associated with the termination or surrender of such contract (1) upon the death or total disability of the Participant with respect to whom issued, or (2) upon the surrender thereof after the seventh anniversary of the date of issue thereof, and which contracts shall provide that upon surrender thereof prior to the seventh anniversary of the date of issuance for reasons other than the death or total disability of the person with respect to whose life the contract is issued, (A) the aggregate of all such penalty, back-end load, special administrative service fees, and other special charges upon surrender shall not exceed 7% of premium if the contract is surrendered within one year of issuance; 6% of premium if the contract is surrendered within two years of issuance but not within one year of issuance; 5% of premium if the contract is surrendered within three years of issuance but not within two years of issuance; 4% of premium if the contract is surrendered within four years of issuance but not within three years of issuance; 3% of premium if the contract is surrendered within five years of issuance but not within four years of issuance; 2% of premium if the contract is surrendered within six years of issuance but not within five years of issuance, and 1% of premium if the contract is surrendered within seven years of issuance but not within six years of issuance, and (B) the market value adjustment of which shall be not greater than 12% of the excess, if any, of (i) the face amount of 8-year U.S. Treasury Notes in the same face amount as the premium paid on the subject contract where such U.S. Treasury securities are issued at the next issuance date for such securities following the date of issuance of the contract over (ii) the fair market value of the same securities on the date of surrender of the contract, as reported in the Wall Street Journal.

          Sec. 2.05.     INDIVIDUAL PARTICIPANT RECORDS AND ACCOUNTS. In
general, the maintenance of individual Participant and Beneficiary records shall be the duty of the Trustees. However, to the extent that the Plan Administrator is other than the Trustees, and that the Trustees and the Plan Administrator have entered into a separate written agreement providing for the maintenance of such records, such records may be maintained by the Plan Administrator, and the Trustees are absolved from maintaining the same.


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                                  ARTICLE III.

                               TRUSTEES' ACCOUNTS

          Sec. 3.01.     INVESTMENT AND ASSET BOOKS AND RECORDS.  The Trustees
shall keep accurate and detailed accounts of all investments, receipts and disbursements and other transactions hereunder, including such specific records as shall be required by law and such additional records as may be agreed upon in writing between the Plan Administrator and the Trustees. All accounts, books and records relating thereto shall be open to inspection and audit by any person or persons designated by the Plan Administrator or the Company at all reasonable times.

          Sec. 3.02.     ACCOUNTINGS .  Within ninety ( 90 ) days following the
close of each year of the Plan or the receipt of the Company' s contribution (or notice that there shall be no such contribution) for such year, whichever is the later, and within ninety (90) days after the effective date of the removal or resignation of any Trustee, the Trustees shall file with the Plan Administrator a written account, setting forth all investments, receipts and disbursements, and other transactions effected by it during such year of the Plan or during the period from the close of the last preceding year of the Plan to the date of such removal or resignation, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales, and showing all cash, securities and other property held at the end of such year or as of the date of removal or resignation, as the case may be. None of the Company nor the Plan Administrator nor any other person shall have the right to demand or to be entitled to any further or different accounting by the Trustees, except as may be required by statute or by regulations published by Federal government agencies with respect to reporting and disclosure.

          Sec. 3.03.     TRUSTEE LIABILITY.   Except with respect to alleged
breaches of fiduciary responsibility under ERISA or other applicable law, upon the expiration of ninety (90) days from the date of filing such annual or other account, the Trustees shall be forever released and discharged from any liability or accountability to anyone with respect to the propriety of its acts or transactions shown in such account, except with respect to any acts or transactions which the Plan Administrator shall within such ninety (90) day period file with the Trustees a written statement claiming negligence, willful misconduct, lack of good faith, breach of fiduciary responsibility or other violation of applicable law on the part of the Trustees . In the event such a statement is filed, the Trustees shall, unless the matter is compromised by agreement between the Plan Administrator and the Trustees, file their account covering the period from the date of the most recent annual account to which no objection was made in any court of competent jurisdiction for audit or adjudication. With respect to alleged breaches of ERISA, the Trustees shall be entitled to rely upon the statutes of limitations set forth therein.

          Sec. 3.04.     VALUATIONS . The Trustees shall value the assets of the
Trust Fund as of the last day of each Plan Year and at such frequency or on such other occasions as may be directed by the Plan Administrator. Plan assets shall be valued at fair market value, and, in addition where appropriate, at book or other value consistent with generally accepted accounting principles or with applicable statutory or regulatory provisions.


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                                   ARTICLE IV.

                                  THE TRUSTEES

          Sec. 4.01.     CONDITIONS OF ACCEPTANCE OF TRUSTEESHIP. The Trustees,
as Named Fiduciaries, accept the Trust hereby created and agree to perform the duties hereby required of them, subject, however, to the following conditions:

               (a) The Trustees shall receive as compensation for their services such amounts as may be agreed upon at the time of execution of this Agreement, subject to change at any time and from time to time by agreement between the Plan Administrator and the Trustees. The Trustees' compensation shall be paid by the Plan, and shall be a proper charge against the Trust Fund, except to the extent that the Company elects to pay such amount or any part thereof. All other proper expenses of the Trust Fund (unless payable out of the Trustees ' compensation), including, without limitation, all real and personal property taxes, income taxes, transfer taxes, and other taxes of any and all kinds whatsoever that may be levied or assessed under existing or future laws of any jurisdiction upon or in respect of the Trust hereby created, or any money, property or securities forming a part thereof, shall be paid out of the Trust Fund. Notwithstanding the foregoing, no person who is either an employee of the Company or a Participant in the Plan shall receive any compensation for his or her services as a Trustee.

               (b) The Trustees shall not be answerable for any action taken pursuant to any direction, consent, request, or other paper or document on the belief that the same is genuine and signed by the proper person if such direction, consent, request or other paper or document relates to a matter with respect to which the purported initiator or signatory has authority under the Plan or this Agreement.

               (c) Each of the Trustees shall be indemnified by the Company against his or her prospective costs, expenses, and liability in connection with all litigation relating to the Plan, this Agreement or the Trust Fund. Notwithstanding the foregoing, no such indemnification shall extend or exist to the extent such costs, expenses and liability are covered by insurance or would be so covered if any policy then in force included a waiver of subrogation by the underwriter, nor shall any such indemnification apply where there is a determination by a court of competent jurisdiction that the Trustee is guilty of fraud or willful misconduct.

               (d) Nothing in this Agreement shall preclude the purchase by or for the Trustees of one or more policies of insurance to protect the Trustees from liability for breach of fiduciary or co-fiduciary duty; provided, however, that if such insurance shall be purchased by the Trust Fund utilizing the assets thereof to pay any premiums, such insurance must permit recourse by the insurer against a Trustee in the case of a breach by the Trustee of his or her fiduciary duties; and further provided that no such insurance shall be purchased without the explicit written consent of the Company .


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

          Sec. 4.02.     CHANGES IN TRUSTEES . Each Trustee shall cease to be a
Trustee upon the earliest to occur of:

               (a) declaration of his legal incompetence by a court of competent jurisdiction;

               (b)  his death;

               (c) his ineligibility to serve as a Trustee by reason of the operation of section 411 of ERISA, or the occurrence of an event that would make him ineligible to serve as a Trustee if section 411 of ERISA applied;

               (d) the effective date of his resignation from the position of Trustee, which resignation shall not be retroactive, and which resignation shall not become effective until completion of the dissolution of the Trust if, after giving effect to such resignation, there would be fewer than three Trustees in office (including in such Trustee count the automatic successor Trustee identified in the following paragraph) .

Upon the cessation of service of the first Trustee to cease to be a Trustee, Charles R. Hanley, III shall be the successor to such Trustee if Charles R. Hanley, III is then living and is not otherwise disqualified by reason of the provisions of this Section, and is willing to serve as Trustee. Upon qualifying as a successor Trustee by delivering to the remaining Trustees in office a written acceptance of his appointment as a Trustee, the said Charles R. Hanley, III shall, without further act, become vested with all the rights, powers, discretion and duties of the predecessor Trustee, with the same effect as though he had been originally named as Trustee herein.

          Sec. 4.03.     EMERGENCY TRUSTEESHIP.   If an event occurs that
results in there being no Trustees in office, the Participants in the Plan shall be the successor Trustees, each to have the same authority and duties as though initially appointed as a Trustee. If an event occurs that results in there being no Trustees in office and no living Participants, the Beneficiaries shall be the successor Trustees, each to have the same authority and duties as though
initially appointed as a Trustee.   If there continues to exist a Trust Fund at
a time when no person is qualified and willing to serve as a Trustee pursuant to this provision, application shall be made by the Company to a court of competent jurisdiction for the appointment of a Trustee to wind up the affairs of the Trust and to distribute all of the remaining assets of the Trust Fund.

          Sec. 4.04.     ACTIONS OF THE TRUSTEE.  The Trustees shall act by a
majority of their number, either at a meeting, or by writing, telegram, cablegram or other electronic or telephonic communication without a meeting. The Trustees may elect a chairperson from among their number and may appoint a secretary who need not be a Trustee. Any act of the Trustees shall be sufficiently evidenced if certified by not less than a majority of the Trustees then serving or by the person then holding the office of Secretary. Any Trustee may authorize any other Trustee to act in his stead and on his behalf in his absence.


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

          Sec. 4.05.     BONDING.  Each Trustee shall be bonded to the extent
required by law, but no bond shall be required beyond that required by law (if any). Premiums for bonds covering individuals serving as Trustee shall be treated as expenses of the Plan.

                                   ARTICLE V.

                    DELEGATION OF DUTIES AND RESPONSIBILITIES

          Sec. 5.01.     DELEGATION OF DUTIES.  The Trustees may delegate to any
qualified person or entity any of its duties hereunder other than those identified as "trustee duties" under ERISA. The Trustees shall be fully protected to the extent permissible by law in so doing.

                                   ARTICLE VI.

                         CONCERNING INSURANCE COMPANIES

          Sec. 6.01.     INSURANCE COMPANIES NOT PARTIES . If, on any occasion
as provided in the Plan, the Trustees purchase one or more guaranteed income or other type of annuity contract from an insurance company, the insurance company from which such contract is purchased shall not be deemed a party to this Agreement. No insurance company shall have any obligation to determine that any person with respect to whom the Trustees make an application for a contract is, in fact, eligible for benefits or participation under the Plan, nor shall the insurer have any obligation to determine any fact, the determination of which is necessary or desirable for the proper issuance of such contracts. Any such insurance company shall be fully protected in acting upon any advice, representation or other instrument executed by the Trustees. In no event shall the insurer be responsible for any lack or failure of proper authority in the establishment or maintenance of the Plan. The responsibilities of the insurer shall be limited to the terms of its policies. Notice of modification, change or termination of this Agreement shall not be effective notice to the insurer until actual receipt thereof at its home of f ice . The insurer may expect the Trust established under this Agreement to continue in force as is, and the named Trustees to continue as the Trustees of the Trust until notified otherwise in writing at its home office.

          Sec. 6.02.     ACCEPTANCE OF CERTIFICATIONS . A certification in
writing to the insurer by the Trustees, by the Plan Administrator or by the Company as to the occurrence of any event contemplated by this Agreement or the Plan shall constitute conclusive evidence of such occurrence, and the insurer shall be fully protected in accepting and relying upon such certification and shall incur no liability or responsibility for so doing.

          Sec. 6.03.     INSURER ABSOLVED. The insurer shall not be responsible
to see that any action taken by the Trustees with respect to any contract is authorized by the terms of this Agreement or by the Plan. Any change made or action taken by the insurer under any contract upon the written direction of the Trustees shall fully discharge such insurer from all liability with respect thereto, and the insurer shall not be obligated to see to the distribution or further application of any moneys paid by it to the Trustees or in accordance with the written direction of the Trustees .


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

                                  ARTICLE VII.

                          AMENDMENTS TO TRUST AGREEMENT

          Sec. 7.01.     AMENDMENTS.  The provisions of this Agreement may be
amended at any time and from time to time by the same parties and by the same process as amendments to the Plan provided that:

               (a) No such amendment shall be effective unless the Plan and this Agreement, as so amended, shall be for the exclusive benefit of the Participants and their respective Beneficiaries;

               (b) No such amendment shall operate to deprive a Participant of any rights or benefits irrevocably vested in him under the Plan or this Agreement prior to such amendment, unless such amendment is specifically required by law; and

               (c) Each such amendment shall be effective as of the date specified therein by the enacting party; provided, however, that if the amendment affects the Trustees, such amendment must be consented to or ratified by the Trustees.

          Sec. 7.02.     DISCONTINUANCE OF THE PLAN.  In the event of the
termination of the Plan, the Trustees shall continue to hold the Trust Fund in trust to be applied and distributed in accordance with the terms of the terminated Plan. The provisions of the Plan relating to the administration thereof and to the provision of benefits thereunder shall be deemed for this purpose to have survived the termination of the Plan .

          Sec.7.03. AUTOMATIC DISSOLUTION OF THE TRUST. The Trust established hereunder shall be dissolved and the assets of the Trust Fund delivered to the respective interest holders therein upon (a) the date specified in any resolution by the Trustees providing for the dissolutions of the Trust, or (b) the occurrence of the circumstance requiring such dissolution pursuant to the provisions of Section 4 . 02 (d) .

                                  ARTICLE VIII.

                             MISCELLANEOUS PROVISIONS

          Sec. 8.01.     RELIANCE ON INSTRUMENTS.  Any person dealing with the
Trustees may rely upon a copy of this Agreement and any amendments thereto, certified to be a true and correct copy by the Trustees .

          Sec. 8.02 EXCLUSIVE BENEFIT. Other than as specifically provided elsewhere in this Agreement, in no circumstance, whether upon amendment or termination of this Agreement or otherwise, shall any part of the Trust Fund be used for or diverted to any purpose other than the exclusive benefit of the employees and former employees of the Company who are Participants under the Plan and their respective Beneficiaries.

          Sec. 8.03.     THIS AGREEMENT AS PART OF THE PLAN.   This Agreement
shall be deemed a part of the Plan, and shall be considered as incorporated therein . Any term defined in the Plan shall have the same meaning in this Agreement unless a different meaning is clearly required by context . The term " Plan" whenever used in this Agreement, shall mean the Plan as it exists on the date of adoption of this Agreement, and as it may be from time to time amended. The Company will cause a copy of the Plan and of each amendment thereto to be delivered to the Trustees.

          Sec. 8.04.     RATIFICATION OF THE TRUSTEES' ACTS. The Participants
shall have the right to acknowledge the acts of the Trustees and to ratify or object to the same, and to approve or decline to approve any action taken by the Trustees. If there be no Participants but there be Beneficiaries, the Beneficiaries shall have the rights of the Participants under this Section.

          Sec. 8.05.     COUNTERPART DOCUMENTS. This Agreement and any amendment
hereto may be executed in multiple counterparts. Each such counterpart document shall be deemed an original, and the production of any one such counterpart shall be considered the production of all and shall be sufficient for all legal purposes.

          Sec. 8.06.     CONTROLLING LAW.   This Agreement shall be construed,
enforced and regulated under Federal law, and to the extent, if any, that state law is not preempted by Federal law, under the laws of the state of Maryland.

          Sec. 8.07 NAME OF THE TRUST.   The Trust established hereunder shall
be known as the Federal Data Corporation Deferred Basic Salary Supplement Plan Trust.

          IN WITNESS WHEREOF, the Company and the Trustees have caused this Agreement to be executed as of the day and date first set forth above.

                                        FEDERAL DATA CORPORATION

Attest:

/s/ Marvin S. Haber                     By:  /s/ Daniel R. Young
-------------------------                  --------------------------------
     Secretary                                    President

     [Corporate Seal]




WITNESS:                                TRUSTEES:


/s/ Marvin S. Haber                     /s/ Charles R. Hanley
-------------------------               -----------------------------------
                                        Charles R. Hanley, II


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

/s/ Marvin S. Haber                     /s/ Daniel Young
-------------------------               -----------------------------------
                                        Daniel Young

/s/ Marvin S. Haber                     /s/ Harry Marren
-------------------------               -----------------------------------
                                        Harry Marren

/s/ Charles R. Hanley, II               /s/ Marvin Haber
-------------------------               -----------------------------------
                                        Marvin Haber

/s/ Marvin S. Haber                     /s/ Paul Taltavull
-------------------------               -----------------------------------
                                        Paul Taltavull


                                        CONTINGENT TRUSTEE


/s/ Marvin S. Haber                     /s/ Charles R. Hanley
-------------------------               -----------------------------------
                                        Charles R. Hanley, III


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